VALHI'S 1995 EARNINGS HIGHEST IN FIVE YEARS

     DALLAS, TEXAS . . January 29, 1996 . . Valhi, Inc. (NYSE: VHI) reported 1995 net income of $68.5 million, or $.60 per share, up from net income of $11.6 million, or $.10 per share, in 1994. The Company's fourth quarter net income was $25 million, or $.22 per share, compared to $4.7 million, or $.04 per share, in 1994.

     Operating income of $258 million in 1995 was up 36% on a 14% increase in sales to approximately $2 billion (% comparisons to 1994 pro forma results). Fourth quarter operating income increased 12% to $62 million while sales increased 14% to $485 million. The Company's improved sales and earnings were driven by higher titanium dioxide pigment (`TiO2'') prices at NL Industries. Average TiO2 prices for the fourth quarter were 14% above last year but 1% below the third quarter of 1995. TiO2 sales volumes in 1995 were below the record levels of 1994 (down 7% in the fourth quarter and 3% for the full year) as demand softened in the second half of 1995.

     Record refined sugar volumes, aided by expiration of government-imposed restrictive marketing allotments at the end of the third quarter, partially offset the higher production costs that resulted in part from adverse weather conditions earlier in the year. Average selling prices for medium density fiberboard (`MDF'') generally peaked early in 1995 with increases in industry capacity and lower demand contributing to lower MDF selling prices and operating rates during the second half of the year.

    Increased fast food promotions and costs associated with integrating certain acquired hardware products operations diluted other operating results. The Company's hazardous waste management business, 50%-owned Waste Control Specialists LLC, is constructing its hazardous and toxic waste handling facility in West Texas and expects to begin reporting revenues in 1997.

    Net general expenses decreased principally due to lower environmental remediation costs. Income taxes for the fourth quarter of 1995 include net deferred tax benefits of $13 million resulting from changes in the U.S.-Canada income tax treaty and NL's recognition of the future benefit of certain tax credits due to its return to profitability.

    Valhi, Inc. is a major producer of TiO2, refined sugar, MDF and other products. The Company's 1995 results are subject to final audit.

                                   * * * * *
                          VALHI, INC. AND SUBSIDIARIES

                        SUMMARY OF CONTINUING OPERATIONS

                 Three months ended December 31, 1994 and 1995
                    (In millions, except earnings per share)

                                                       1994           1995
                                               -------------------

                                                ACTUAL  PRO FORMA*   ACTUAL
                                                ------  ---------    ------

NET SALES
  Chemicals                                     $  -       $223.8     $234.2
  Refined sugar                                  103.4      103.4      153.5
  Building products                               46.9       46.9       45.8
  Other                                           50.1       50.1       51.7
                                                ------     ------     ------


                                                $200.4     $424.2     $485.2
                                                ======     ======     ======

OPERATING INCOME
  Chemicals                                     $  -       $ 30.7     $ 44.3
  Refined sugar                                    6.6        6.6        8.1
  Building products                                8.9        8.9        2.1
  Other                                            9.1        9.1        7.4
                                                ------     ------     ------


    TOTAL OPERATING INCOME                        24.6       55.3       61.9

Equity in Waste Control Specialists                -          -          (.5)
Equity in NL Industries prior to
 consolidation (*)                                (1.6)       -          -
General corporate items, net                      (1.7)     (16.4)      (4.7)
Interest expense                                  (9.3)     (30.1)     (30.2)
                                                ------     ------     ------


    Income before income taxes                    12.0        8.8       26.5

Income taxes                                       3.8         .2        1.2




Minority interest                                  -           .2         .3
                                                ------     ------     ------


    INCOME FROM CONTINUING OPERATIONS           $  8.2     $  8.4     $ 25.0
                                                ======     ======     ======

EARNINGS PER COMMON SHARE                       $  .07     $  .07     $  .22
                                                ======     ======     ======








[FN]
* Pro forma 1994 results assume NL Industries (the Company's chemicals subsidiary) was consolidated during 1994.



                          VALHI, INC. AND SUBSIDIARIES

                        SUMMARY OF CONTINUING OPERATIONS

                     Years ended December 31, 1994 and 1995
                    (In millions, except earnings per share)

                                                       1994           1995
                                               -------------------

                                                ACTUAL  PRO FORMA*   ACTUAL
                                                ------  ---------    ------

NET SALES
  Chemicals                                     $  -     $  888.0   $1,023.9
  Refined sugar                                  457.3      457.3      541.3
  Building products                              189.9      189.9      200.0
  Other                                          185.5      185.5      195.6
                                                ------   --------   --------


                                                $832.7   $1,720.7   $1,960.8
                                                ======   ========   ========

OPERATING INCOME
  Chemicals                                     $  -     $   91.9   $  178.5
  Refined sugar                                   31.6       31.6       26.8
  Building products                               36.4       36.4       25.2
  Other                                           29.9       29.9       27.4
                                                ------   --------   --------


    TOTAL OPERATING INCOME                        97.9      189.8      257.9

Equity in Waste Control Specialists                -          -          (.5)
Equity in NL Industries prior to
 consolidation (*)                               (25.1)       -          -
General corporate items, net                      (8.4)     (49.3)     (21.0)
Interest expense                                 (35.3)    (119.2)    (126.2)
                                                ------   --------   --------


    Income before income taxes                    29.1       21.3      110.2

Income taxes                                       9.4        9.8       41.1




Minority interest                                  -           .8         .6
                                                ------   --------   --------


    INCOME FROM CONTINUING OPERATIONS           $ 19.7   $   10.7   $   68.5
                                                ======   ========   ========

EARNINGS PER COMMON SHARE                       $  .17    $    .09  $    .60
                                                ======    ========  ========








[FN]
* Pro forma 1994 results assume NL Industries (the Company's chemicals subsidiary) was consolidated during 1994.



                          VALHI, INC. AND SUBSIDIARIES

                             SUMMARY OF OPERATIONS

                    (In millions, except earnings per share)

                                       THREE MONTHS ENDED      YEARS ENDED
                                          DECEMBER 31,         DECEMBER 31,
                                       ------------------   -----------------

                                         1994*     1995     1994*      1995
                                         ----      ----     ----       ----

Net sales
                                         $200.4   $485.2    $832.7  $1,960.8
                                         ======   ======    ======  ========

Operating income                         $ 24.6   $ 61.9    $ 97.9  $  257.9
General corporate items, net               (1.7)    (4.7)     (8.4)    (21.0)
Interest expense                           (9.3)   (30.2)    (35.3)   (126.2)
Equity in Waste Control Specialists         -        (.5)      -         (.5)
Equity in NL Industries prior to
 consolidation (*)                         (1.6)     -       (25.1)     -
                                         ------   ------    ------  --------


  Income before income taxes               12.0     26.5      29.1     110.2
Income taxes                                3.8      1.2       9.4      41.1
Minority interest                           -         .3      -           .6
                                         ------   ------   -------  --------


  Income from continuing operations         8.2     25.0      19.7      68.5

Discontinued operations                    (3.5)     -        (8.1)      -
                                         ------   ------    ------   --------


      Net income                         $  4.7   $ 25.0    $ 11.6  $   68.5
                                         ======   ======    ======  ========

Income per common share:
  Continuing operations                  $  .07   $  .22    $  .17  $    .60




  Discontinued operations                  (.03)     -        (.07)      -
                                         ------   ------    ------   --------


      Net income                         $  .04   $  .22    $  .10   $    .60
                                         ======   ======    ======   ========

Weighted average common shares
 outstanding                              114.3    114.5     114.3      114.4
                                          =====    =====     =====      =====











[FN]
* NL Industries' chemicals operations, consolidated in 1995, were reported by the equity method in 1994.